Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2014 RESULTS

●	GAAP net loss of $658.3 million, $0.71 loss per common share
●	Core earnings of $298.9 million, $0.30 earnings per common share
●	Common stock book value of $13.10, up from $12.87 at prior quarter end
●	Capital ratio of 15.1% and leverage of 5.4:1
●	Net interest margin of 1.56%

New York, New York–February 24, 2015–Annaly Capital Management, Inc. (NYSE: NLY) today announced its financial results for the quarter and year ended December 31, 2014.

Financial Performance

GAAP net loss for the quarter ended December 31, 2014 was $658.3 million, or $0.71 loss per average common share, compared to GAAP net income of $354.9 million, or $0.36 per average common share, for the quarter ended September 30, 2014, and GAAP net income of $1.0 billion, or $1.07 per average common share, for the quarter ended December 31, 2013. The decrease in net income for the quarter ended December 31, 2014 compared to the quarters ended September 30, 2014 and December 31, 2013 was primarily attributable to mark-to-market losses on our interest rate swaps. Core earnings for the quarter ended December 31, 2014 was $298.9 million, or $0.30 per average common share, compared to $308.6 million, or $0.31 per average common share, for the quarter ended September 30, 2014, and $350.1 million, or $0.35 per average common share, for the quarter ended December 31, 2013. "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses.

GAAP net loss for the year ended December 31, 2014 was $842.3 million, or $0.96 loss per average common share and GAAP net income for the year ended December 31, 2013 was $3.7 billion, or $3.86 per average common share. Core earnings for the years ended December 31, 2014 and 2013, respectively, were $1.1 billion or $1.14 per average common share and $1.2 billion, or $1.21 per average common share.

Net interest margin for the quarters ended December 31, 2014, September 30, 2014 and December 31, 2013 was 1.56%, 1.61% and 1.78%, respectively. Net interest margin represents the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, divided by its average interest-earning assets.  For the quarter ended December 31, 2014, the average yield on interest earning assets was 2.98% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps, was 1.69%, which resulted in a net interest spread of 1.29%.  Our average yield on interest earning assets was relatively unchanged for the quarter ended December 31, 2014 when compared to the quarter ended September 30, 2014. Our average yield on interest earning assets decreased for the quarter ended December 31, 2014 when compared to the quarter ended December 31, 2013 due to higher amortization expense in the current quarter resulting from faster prepayment speeds. Our average cost of interest bearing liabilities increased for the quarter ended December 31, 2014 when compared to the quarter ended September 30, 2014 due to higher interest expense on interest rate swaps. Our average cost of interest bearing liabilities decreased for the quarter ended December 31, 2014 when compared to the quarter ended December 31, 2013 due to lower interest rate swap and swaption notional balances as a percentage of repurchase agreements.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “We fully expect the Federal Reserve to adjust policy accommodation sometime this year and the markets to endure higher levels of volatility.   We look forward to the opportunities that will accompany that adjustment and remain comfortable in our continued ability to deliver attractive relative returns.”

Kevin Keyes, President of Annaly, added “In addition to our size, liquidity and industry-low leverage, our diversified Agency and Commercial strategies help to insulate the Company from heightened volatility while providing complimentary and more durable earnings over time.”

Asset Portfolio

Investment Securities, which are comprised of Agency mortgage-backed securities and Agency debentures, were $82.9 billion at December 31, 2014, compared to $82.8 billion at September 30, 2014 and $73.4 billion at December 31, 2013.  As of December 31, 2014, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.  Fixed-rate Agency mortgage-backed securities and debentures comprised 95% of the Company’s Investment Securities portfolio at December 31, 2014 and adjustable-rate Agency mortgage-backed securities and debentures comprised the remainder of the Company’s Investment Securities portfolio.

During the quarter ended December 31, 2014, the Company disposed of $7.3 billion of Investment Securities, resulting in a realized gain of $3.2 million.  During the quarter ended September 30, 2014, the Company disposed of $4.2 billion of Investment Securities, resulting in a realized gain of $4.7 million.  During the quarter ended December 31, 2013, the Company disposed of $11.9 billion of Investment Securities, resulting in a realized gain of $49.6 million.

During the year ended December 31, 2014, the Company disposed of $22.5 billion of Investment Securities, resulting in a realized gain of $94.5 million. During the year ended December 31, 2013, the Company disposed of $56.8 billion of Investment Securities, resulting in a realized gain of $424.1 million.

The weighted average experienced constant prepayment rate for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013, was 8%, 9% and 7%, respectively.  The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013, was $198.0 million, $197.7 million, and $30.7 million, respectively.  The total net premium balance on Investment Securities at December 31, 2014, September 30, 2014, and December 31, 2013, was $5.3 billion, $5.5 billion, and $4.6 billion, respectively. The weighted average amortized cost basis of the Company’s non-interest-only Investment Securities at December 31, 2014, September 30, 2014, and December 31, 2013, was 105.3%, 105.4%, and 105.0%, respectively. The weighted average amortized cost basis of the Company’s interest-only Investment Securities at December 31, 2014, September 30, 2014, and December 31, 2013, was 15.4%, 15.2%, and 14.1%, respectively.

Commercial real estate debt and preferred equity, including securitized loans, totaled $1.5 billion and investments in commercial real estate totaled $210.0 million at December 31, 2014. Commercial real estate debt and preferred equity, including securitized loans, totaled $1.6 billion and investments in commercial real estate totaled $73.8 million at September 30, 2014.  The commercial investment portfolio, net of financing, represented 11% of stockholders’ equity at December 31, 2014 and September 30, 2014. The weighted average yield on commercial real estate debt and preferred equity as of December 31, 2014, September 30, 2014, and December 31, 2013, was 9.00%, 9.23% and 9.17%, respectively. The weighted average levered equity yield on investments in commercial real estate, excluding real estate held-for-sale, as of December 31, 2014, September 30, 2014, and December 31, 2013, was 13.95%, 11.46% and 10.80%, respectively.

Capital and Funding

At December 31, 2014, total stockholders’ equity was $13.3 billion. Leverage at December 31, 2014, September 30, 2014, and December 31, 2013, was 5.4:1, 5.4:1 and 5.0:1, respectively.  Leverage includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.  At December 31, 2014, September 30, 2014, and December 31, 2013, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets, was 15.1%, 15.0%, and 15.1%, respectively.  At December 31, 2014, September 30, 2014, and December 31, 2013, the Company’s net capital ratio was 15.1%, 15.0%, and 15.9%, respectively. The Company’s net capital ratio takes into account the net balances of its reverse repurchase agreements and repurchase agreements, U.S Treasury securities and U.S Treasury securities sold, not yet purchased, and securities borrowed and securities loaned, as applicable.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013 of (19.91%), 10.69%, and 32.46%, respectively. On a Core earnings basis, the Company provided an annualized return on average equity for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013, of 9.04%, 9.30%, and 11.05%, respectively.

At December 31, 2014, September 30, 2014, and December 31, 2013 the Company had outstanding $71.4 billion, $69.6 billion, and $61.8 billion of repurchase agreements, respectively, with weighted average remaining maturities of 141 days, 159 days, and 204 days, respectively, and with weighted average borrowing rates of 1.62%, 1.61%, and 2.33%, respectively, after giving effect to the Company’s interest rate swaps.

At December 31, 2014, September 30, 2014, and December 31, 2013, the Company had a common stock book value per share of $13.10, $12.87 and $12.13, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements by maturity at December 31, 2014:

Maturity	Principal Balance	Weighted Average Rate
	(dollars in thousands)
Within 30 days	$28,354,167	0.35%
30 to 59 days	17,336,469	0.43%
60 to 89 days	4,040,677	0.38%
90 to 119 days	2,945,495	0.50%
Over 120 days(1)	18,685,118	1.24%
Total	$71,361,926	0.61%

(1)  Approximately 15% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At December 31, 2014, the Company had outstanding interest rate swaps with a net notional amount of $31.5 billion and interest rate swaptions with a net notional amount of $1.8 billion, representing 47% of the Company’s repurchase agreements.

Interest rate swaps and swaptions represented 48% of the Company’s repurchase agreements at September 30, 2014 and 92% of the Company’s repurchase agreements at December 31, 2013.  Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds.  Since the Company pays a fixed rate and receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a cost of financing.  As of December 31, 2014, the swap portfolio, excluding forward starting swaps, had a weighted average pay rate of 2.49%, a weighted average receive rate of 0.22% and weighted average maturity of 8.38 years.

At December 31, 2014, the Company had outstanding interest rate swaptions with a net notional amount of $1.8 billion. Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates.  As of December 31, 2014, the long swaption portfolio had a weighted average pay rate of 2.88% and weighted average expiration of 3.59 months. As of December 31, 2014, there were no short swaption positions.

The following table summarizes certain characteristics of the Company’s interest rate swaps at December 31, 2014:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
	(dollars in thousands)
0 - 3 years	$2,502,505	1.63%	0.17%	2.64
3 - 6 years	11,138,000	2.06%	0.22%	5.18
6 - 10 years	13,069,200	2.67%	0.23%	8.57
Greater than 10 years	4,751,800	3.58%	0.20%	19.53
Total / Weighted Average	$31,461,505	2.49%	0.22%	8.38

(1) Notional amount includes $0.5 billion in forward starting pay fixed swaps.
(2) Excludes forward starting swaps.
(3) Weighted average fixed rate on forward starting pay fixed swaps was 3.25%.

The following table summarizes certain characteristics of the Company’s interest rate swaptions at December 31, 2014:

	Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
	(dollars in thousands)
Long	$1,750,000	2.88%	3M LIBOR	9.17	3.59
Short	$-	-	-	-	-

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013:

	December 31, 2014	September 30, 2014	December 31, 2013
Portfolio Related Metrics:
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of Investment Securities	95%	95%	91%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of Investment Securities	5%	5%	9%
Weighted average yield on commercial real estate debt and preferred equity at period-end	9.00%	9.23%	9.17%
Weighted average net equity yield on investments in commercial real estate at period-end (1)	13.95%	11.46%	10.80%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	141	159	204
Notional amount of interest rate swaps and swaptions as a percentage of repurchase agreements	47%	48%	92%
Weighted average pay rate on interest rate swaps at period-end (2)	2.49%	2.48%	2.14%
Weighted average receive rate on interest rate swaps at period-end (2)	0.22%	0.21%	0.20%
Weighted average net rate on interest rate swaps at period-end (2)	2.27%	2.27%	1.94%
Leverage at period-end (3)	5.4:1	5.4:1	5.0:1
Capital ratio at period end	15.1%	15.0%	15.1%
Net capital ratio at period end	15.1%	15.0%	15.9%

Performance Related Metrics:
Net interest margin (4)	1.56%	1.61%	1.78%
Average yield on interest earning assets (5)	2.98%	2.99%	3.50%
Average cost of interest bearing liabilities (6)	1.69%	1.64%	2.07%
Net interest spread	1.29%	1.35%	1.43%
Annualized return (loss) on average equity	(19.91%)	10.69%	32.46%
Annualized Core return on average equity	9.04%	9.30%	11.05%
Common dividend declared during the quarter	$0.30	$0.30	$0.30
Book value per common share	$13.10	$12.87	$12.13

(1)	Excludes real estate held-for-sale.
(2)	Excludes forward starting swaps.
(3)
Includes repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.

(4)	Represents the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, divided by its average interest-earning assets.
(5)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(6)	Includes interest expense on interest rate swaps.

The following table presents a reconciliation between GAAP net income and Core earnings for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013:

	For the quarters ended
	December 31, 2014	September 30, 2014	December 31, 2013
	(dollars in thousands)
GAAP net income (loss)	$(658,272)	$354,856	$1,028,749
Adjustments:
Realized (gains) losses on termination of interest rate swaps	-	-	13,177
Unrealized (gains) losses on interest rate swaps	873,468	(98,593)	(561,101)
Net (gains) losses on disposal of investments	(3,420)	(4,693)	(28,602)
Net (gains) losses on trading assets	57,454	(4,676)	(41,936)
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	29,520	37,944	(60,181)
Other non-recurring loss (1)	-	23,783	-
GAAP net income attributable to noncontrolling interest	196	-	-
Core earnings	$298,946	$308,621	$350,106
GAAP net income (loss) per average common share	$(0.71)	$0.36	$1.07
Core earnings per average common share	$0.30	$0.31	$0.35

(1)	Represents a one-time payment made by FIDAC to Chimera Investment Corp. (Chimera) during the quarter ended September 30, 2014 to resolve issues raised in derivative demand letters sent to Chimera’s board of directors. This amount is a component of Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).

The following table presents a reconciliation between GAAP net income and Core earnings for the years ended December 31, 2014 and 2013:

	For the years ended
	December 31, 2014	December 31, 2013
	(dollars in thousands)
GAAP net income (loss)	$(842,279)	$3,729,698
Adjustments:
Realized (gains) losses on termination of interest rate swaps	779,333	101,862
Unrealized (gains) losses on interest rate swaps	948,755	(2,002,200)
Net (gains) losses on disposal of investments	(93,716)	(403,045)
Net (gains) losses on trading assets	245,495	(1,509)
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	86,172	(244,730)
Impairment of goodwill	-	23,987
Loss on previously held equity interest in CreXus	-	18,896
Other non-recurring expense (1)	23,783	-
GAAP net income attributable to noncontrolling interest	196	-
Core earnings	$1,147,739	$1,222,959
GAAP net income per average common share	$(0.96)	$3.86
Core earnings per average common share	$1.14	$1.21

(1)   Represents a one-time payment made by FIDAC to Chimera Investment Corp. (Chimera) to resolve issues raised in derivative demand letters sent to Chimera’s board of directors. This amount is a component of Other income (loss in the Company’s Consolidated Statements of Comprehensive Income (Loss).

The following table presents the components of the Company’s interest income and interest expense for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013:

	For the quarters ended
	December 31,	September 30,	December 31,
	2014	2014	2013
	(dollars in thousands)

Interest income:
Investment Securities	$606,746	$606,331	$721,670
Commercial investment portfolio(1)	40,913	38,113	37,702
U.S. Treasury securities	-	-	8,125
Securities loaned	-	-	2,087
Reverse repurchase agreements	429	135	1,587
Other	56	61	78
Total interest income	648,144	644,640	771,249
Interest expense:
Repurchase agreements	107,540	102,750	111,038
Convertible Senior Notes	25,701	22,376	17,788
U.S. Treasury securities sold, not yet purchased	-	-	6,684
Securities borrowed	-	-	1,718
Securitized debt of consolidated VIE	1,106	1,780	-
Participation sold	165	163	165
Total interest expense	134,512	127,069	137,393
Net interest income	$513,632	$517,571	$633,856
(1) Consists of commercial real estate debt and preferred equity and corporate debt.

Dividend Declarations

Common dividends declared for the quarters ended December 31, 2014, September 30, 2014, and December 31, 2013 were $0.30, $0.30, and $0.30 per common share, respectively. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2014, based on the December 31, 2014 closing price of $10.81, was 11.10%, compared to 11.24% for the quarter ended September 30, 2014, and 12.04% for the quarter ended December 31, 2013.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

Conference Call

The Company will hold the fourth quarter 2014 earnings conference call on February 25, 2015 at 9:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 1590772.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10060573. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of a wholly-owned subsidiary and the broker-dealer business of a wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$1,741,244	$1,178,621	$1,320,666	$924,197	$552,436
Reverse repurchase agreements	100,000	-	-	444,375	100,000
Securities borrowed	-	-	-	513,500	2,582,893
Investments, at fair value:
U.S. Treasury securities	-	-	-	-	1,117,915
Agency mortgage-backed securities	81,565,256	81,462,387	81,055,337	75,350,388	70,388,949
Agency debentures	1,368,350	1,334,181	1,348,727	2,408,259	2,969,885
Investment in affiliates	143,045	136,748	143,495	137,647	139,447
Commercial real estate debt and preferred equity (2)	1,518,165	1,554,958	1,586,169	1,640,206	1,583,969
Investments in commercial real estate	210,032	73,827	74,355	40,313	60,132
Corporate debt, held for investment	166,464	144,451	151,344	145,394	117,687
Receivable for investments sold	1,010,094	855,161	856,983	19,116	1,193,730
Accrued interest and dividends receivable	278,489	287,231	283,423	276,007	273,079
Receivable for investment advisory income	10,402	8,369	6,380	6,498	6,839
Goodwill	94,781	94,781	94,781	94,781	94,781
Interest rate swaps, at fair value	75,225	198,066	170,604	340,890	559,044
Other derivatives, at fair value	5,499	19,407	7,938	40,105	146,725
Other assets	68,321	39,798	50,743	33,101	34,949
Total assets	$88,355,367	$87,387,986	$87,150,945	$82,414,777	$81,922,460

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury securities sold, not yet purchased, at fair value	$-	$-	$-	$-	$1,918,394
Repurchase agreements	71,361,926	69,610,722	70,372,218	64,543,949	61,781,001
Securities loaned	-	7	7	513,510	2,527,668
Payable for investments purchased	264,984	2,153,789	781,227	1,898,507	764,131
Convertible Senior Notes	845,295	836,625	831,167	827,486	825,262
Securitized debt of consolidated VIE	260,700	260,700	260,700	260,700	-
Mortgages payable	146,553	42,635	30,316	19,317	19,332
Participation sold	13,693	13,768	13,866	13,963	14,065
Accrued interest payable	180,501	180,345	157,782	170,644	160,921
Dividends payable	284,293	284,278	284,261	284,247	284,230
Interest rate swaps, at fair value	1,608,286	857,658	928,789	1,272,616	1,141,828
Other derivatives, at fair value	8,027	-	6,533	6,045	55,518
Accounts payable and other liabilities	47,328	36,511	35,160	39,081	25,055
Total liabilities	75,021,586	74,277,038	73,702,026	69,850,065	69,517,405
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 947,643,079, 947,540,823, 947,488,945, 947,432,862 and 947,304,761 issued and outstanding, respectively	9,476	9,476	9,475	9,475	9,474
Additional paid-in capital	14,786,509	14,781,308	14,776,302	14,770,553	14,765,761
Accumulated other comprehensive income (loss)	204,883	(967,820)	(572,256)	(2,088,479)	(2,748,933)
Accumulated deficit	(2,585,436)	(1,625,075)	(1,677,661)	(1,039,896)	(534,306)

Total stockholders’ equity	13,328,491	13,110,948	13,448,919	12,564,712	12,405,055
Noncontrolling interest	5,290	-	-	-	-
Total equity	13,333,781	13,110,948	13,448,919	12,564,712	12,405,055
Total liabilities and equity	$88,355,367	$87,387,986	$87,150,945	$82,414,777	$81,922,460

(1) Derived from the audited consolidated financial statements at December 31, 2013.
(2) Includes senior securitized mortgages of consolidated VIE with a carrying value of $398.6 million, $398.4 million, $398.3 million, $398.1 million and $0, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Net interest income:
Interest income	$648,144	$644,640	$683,962	$655,901	$771,249
Interest expense	134,512	127,069	126,107	124,971	137,393
Net interest income	513,632	517,571	557,855	530,930	633,856

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(174,908)	(169,083)	(220,934)	(260,435)	(242,182)
Realized gains (losses) on termination of interest rate swaps	-	-	(772,491)	(6,842)	(13,177)
Unrealized gains (losses) on interest rate swaps	(873,468)	98,593	175,062	(348,942)	561,101
Subtotal	(1,048,376)	(70,490)	(818,363)	(616,219)	305,742
Investment advisory income	10,858	8,253	6,109	6,123	8,490
Net gains (losses) on disposal of investments	3,420	4,693	5,893	79,710	28,602
Dividend income from affiliates	4,048	4,048	4,048	13,045	4,048
Net gains (losses) on trading assets	(57,454)	4,676	(46,489)	(146,228)	41,936
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(29,520)	(37,944)	2,085	(20,793)	60,181
Other income (loss)	3,365	(22,249)	4,687	1,460	3,945
Subtotal	(65,283)	(38,523)	(23,667)	(66,683)	147,202
Total other income (loss)	(1,113,659)	(109,013)	(842,030)	(682,902)	452,944

General and administrative expenses:
Compensation and management fee	38,734	39,028	39,277	38,521	43,385
Other general and administrative expenses	19,720	12,289	12,912	8,857	12,909
Total general and administrative expenses	58,454	51,317	52,189	47,378	56,294
Income (loss) before income taxes	(658,481)	357,241	(336,364)	(199,350)	1,030,506
Income taxes	(209)	2,385	(852)	4,001	1,757
Net income (loss)	(658,272)	354,856	(335,512)	(203,351)	1,028,749
Net income (loss) attributable to noncontrolling interest	(196)	-	-	-	-
Net income (loss) attributable to Annaly	(658,076)	354,856	(335,512)	(203,351)	1,028,749
Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$(676,068)	$336,864	$(353,504)	$(221,343)	$1,010,757
Net income (loss) per share available (related) to common stockholders:
Basic	$(0.71)	$0.36	$(0.37)	$(0.23)	$1.07
Diluted	$(0.71)	$0.35	$(0.37)	$(0.23)	$1.03
Weighted average number of common shares outstanding:
Basic	947,615,793	947,565,432	947,515,127	947,458,813	947,386,060
Diluted	947,615,793	987,315,527	947,515,127	947,458,813	995,625,622
Dividends Declared Per Share of Common Stock
Net income (loss)	$(658,272)	$354,856	$(335,512)	$(203,351)	$1,028,749
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,175,864	(390,871)	1,522,126	741,172	(1,244,500)
Reclassification adjustment for net (gains) losses included in net income (loss)	(3,161)	(4,693)	(5,903)	(80,718)	(49,643)
Other comprehensive income (loss)	1,172,703	(395,564)	1,516,223	660,454	(1,294,143)
Comprehensive income (loss)	514,431	(40,708)	1,180,711	457,103	(265,394)
Comprehensive income (loss) attributable to noncontrolling interest	(196)	-	-	-	-
Comprehensive income (loss) attributable to Annaly	$514,627	$(40,708)	$1,180,711	$457,103	$(265,394)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the years ended
	December 31,	December 31,
	2014	2013(2)
	(Unaudited)
Net interest income:
Interest income	$2,632,647	$2,918,562
Interest expense	512,659	624,714
Net interest income	2,119,988	2,293,848

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(825,360)	(908,294)
Realized gains (losses) on termination of interest rate swaps	(779,333)	(101,862)
Unrealized gains (losses) on interest rate swaps	(948,755)	2,002,200
Subtotal	(2,553,448)	992,044
Investment advisory income	31,343	43,643
Net gains (losses) on disposal of investments	93,716	403,045
Dividend income from affiliates	25,189	18,575
Net gains (losses) on trading assets	(245,495)	1,509
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(86,172)	244,730
Impairment of goodwill	-	(23,987)
Loss on previously held equity interest in CreXus	-	(18,896)
Other income (loss)	(12,737)	15,481
Subtotal	(194,156)	684,100
Total other income (loss)	(2,747,604)	1,676,144

General and administrative expenses:
Compensation and management fee	155,560	167,366
Other general and administrative expenses	53,778	64,715
Total general and administrative expenses	209,338	232,081
Income (loss) before income taxes	(836,954)	3,737,911
Income taxes	5,325	8,213
Net income (loss)	(842,279)	3,729,698
Net income (loss) attributable to noncontrolling interest	(196)	-
Net income (loss) attributable to Annaly	(842,083)	3,729,698
Dividends on preferred stock	71,968	71,968
Net income (loss) available (related) to common stockholders	$(914,051)	$3,657,730
Net income (loss) per share available (related) to common stockholders:
Basic	$(0.96)	$3.86
Diluted	$(0.96)	$3.74
Weighted average number of common shares outstanding:
Basic	947,539,294	947,337,915
Diluted	947,539,294	995,557,026
Net income (loss)	$(842,279)	$3,729,698
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	3,048,291	(5,378,089)
Reclassification adjustment for net (gains) losses included in net income (loss)	(94,475)	(424,086)
Other comprehensive income (loss)	2,953,816	(5,802,175)
Comprehensive income (loss)	2,111,537	(2,072,477)
Comprehensive income (loss) attributable to noncontrolling interest	(196)	-
Comprehensive income (loss) attributable to Annaly	$2,111,733	$(2,072,477)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).
(2)	Derived from the audited consolidated financial statements at December 31, 2013.